Exhibit 99.1

TEMPUR-PEDIC INTERNATIONAL PROVIDES UPDATE ON SUPPLY CHAIN

No Shortages Or Other Disruptions Expected

LEXINGTON, KY — October 5, 2005 — Tempur-Pedic International Inc. (NYSE: TPX), the market-leading manufacturer, marketer and distributor of premium mattresses and pillows worldwide, commented today on recent announcements regarding the availability of polyurethane foam and raw material in the furniture industry.

President H. Thomas Bryant stated, “We have received several inquiries regarding possible shortages and other potential supply chain disruptions with respect to polyurethane foam and other raw materials. Although some companies in the industry appear to be facing supply shortages, we believe several factors are helping insulate Tempur-Pedic from these issues and we do not currently expect our business will be significantly impacted. First, we source chemicals from multiple suppliers on a global basis and, as part of our vertically integrated business model, we manufacture our own TEMPUR® material. In addition, we have worked with our existing suppliers to avoid any supply interruptions. We currently have adequate supplies of finished goods inventory, and our major suppliers currently report no significant impact from what is believed to be a temporary disturbance within the broader industry.”

Mr. Bryant continued, “In the updated financial guidance for 2005 that the Company announced on September 19, we noted that chemical prices and fuel charges had recently increased, and we included the estimated impact of those increases in our revised guidance. Our estimate of their anticipated impact has not changed significantly since that time.”

The Company will release its third-quarter results after the market closes on October 20, 2005 and will provide an update on these matters at that time. Details regarding the conference call to be held to discuss the Company’s results will be published in advance of the call.

Forward-Looking Statements

This release contains “forward-looking statements”, within the meaning of federal securities laws, including statements regarding the expected impact on the Company’s business from shortages and other supply chain disruptions of polyurethane foam and other raw materials and the estimated impact from chemical price increases and fuel surcharges. All forward looking statements contained in this release are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include general economic and industry conditions; uncertainties arising from global events; rising commodity costs; actions of the Company’s suppliers; the effects of weather and other external events on the Company’s suppliers; and the Company’s ability generally to manage its supply chain. Additional information concerning these and other risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s annual report on Form 10-K under the headings “Special Note Regarding Forward-Looking Statements” and “Business-Risk Factors”. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

About the Company

Tempur-Pedic International Inc. (NYSE: TPX) manufactures and distributes Swedish Mattresses and Neck Pillows™ made from its proprietary TEMPUR® pressure-relieving material: a visco-elastic material that conforms to the body to provide support and help alleviate pressure points. Products are currently sold in 60 countries under the TEMPUR® and Tempur-Pedic® brand names. World headquarters for Tempur-Pedic International are in Lexington, KY.

For more information, visit http://www.tempurpedic.com or call 800-805-3635.

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